                                                                   EXHIBIT 99.1

[AFC ENTERPRISES LOGO]


       AFC ENTERPRISES DECLARES SPECIAL CASH DIVIDEND OF $12.00 PER SHARE
        Company Also Announces Completion of Credit Facility Refinancing


May 12, 2005 (ATLANTA) - AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, today announced that its Board of Directors has declared a special cash dividend of $12.00 per share of common stock payable on June 3, 2005 to stockholders of record at the close of business on May 23, 2005. In addition, AFC also announced that the Company has completed its credit facility refinancing, consisting of a five-year revolving credit facility through which the Company has $60 million of availability and a six-year $190 million Term Loan B.

The special cash dividend will be paid from a portion of the net proceeds from the completed sale of the Company's Church's Chicken brand on December 28, 2004 as announced on December 29, 2004 and a portion of the net proceeds from AFC's completed refinancing. The Company used approximately $54 million from the refinanced credit facility to pay the outstanding debt balance under the terms of its previous credit facility. The refinanced facility was arranged by J.P. Morgan Securities Inc.

In accordance with amendments to the Company's stock option plans recently approved by the shareholders at AFC's 2005 annual shareholder meeting, the exercise price and number of shares associated with each of the Company's employee stock options will be adjusted to preserve the value of the options after the special cash dividend.

"Rewarding our shareholders with a special cash dividend of this magnitude is the direct result of successfully completing our strategic initiatives coupled with the lender community's continued confidence in our ability to generate strong free cash flow. Our franchise business model provides an opportunity for the Company to continue to have ongoing financial flexibility," stated Frank Belatti, Chairman and CEO of AFC Enterprises.

A NASDAQ National Market ("Nasdaq") policy regarding the deferral of ex-dividend dates for large special dividends applies to the Company's special cash dividend. Specifically, pursuant to Nasdaq policy, June 6, 2005 will be the ex-dividend date for the special cash dividend. As a result, common shareholders who sell their shares after the record date, and through the payment date, also will be selling their right to receive the dividend.

Based on current estimates, AFC expects approximately sixty percent of the special cash dividend to be treated by shareholders as a return of capital for tax purposes with the remaining forty percent treated as a dividend for federal income tax purposes. These estimates are subject to change because the Company's 2005 taxable income and gains will affect the tax treatment of the special cash dividend.

Shareholders are encouraged to consult with their financial advisors regarding the implications of the ex-dividend date and with their tax advisors regarding the tax treatment of the special cash dividend.

CORPORATE PROFILE
AFC Enterprises, Inc. is the franchisor and operator of Popeyes(R) Chicken & Biscuits, the world's second-largest quick-service chicken concept based on number of units. As of February 20, 2005, Popeyes had 1,823 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world's Franchisor of Choice(R) by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.


                                    - more -

[AFC ENTERPRISES LOGO]


AFC CONTACT INFORMATION:
Felise Glantz Kissell, Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com


Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are projections and assumptions regarding the Company's 2005 taxable income and gains that could impact the tax treatment of the special cash dividend, adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, our ability to complete our financial statements, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, limitations on our business under our credit facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2004 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.


                                     - End -